Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form F-3 and related prospectus of our report dated January 31, 2003 relating to the financial statements of Votorantim Celulose e Papel S.A., which appears in such Registration Statement and to the use therein of our report dated January 10, 2002 relating to the financial statements of Aracruz Celulose S.A.. We also consent to the references to us under the caption "Experts" in such Registration Statement and related prospectus.










/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes





Sao Paulo - Brazil
November 21, 2003